Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 25, 2022, with respect to the consolidated financial statements of New York Community Bancorp, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

New York, New York

December 1, 2022